SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2007

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

Charter Communications, Inc. (“Charter” or the “Company”) announced today the determination of the exchange consideration for the exchange offer (“Exchange Offer”) by its subsidiary, Charter Communications Holding Company, LLC (“Charter Holdco”) for the Company's outstanding 5.875% Convertible Senior Notes due 2009 (“Existing Convertible Notes”).  The Exchange Offer is for any and all of Charter’s $413 million aggregate principal amount of Existing Convertible Notes.

The exchange consideration for the Existing Convertible Notes has been determined based on the average of the daily volume-weighted average price of Charter’s Class A common stock for the ten consecutive trading days ending (and including) September 25, 2007 (“10-day VWAP”).  The 10-day VWAP has been determined to be $2.6219.  On the settlement date, which the Company expects to be October 2, 2007, holders of Existing Convertible Notes will receive the following exchange consideration per $1,000 principal amount of Existing Convertible Notes validly tendered and not validly withdrawn in the Exchange Offer:

•	$1,317.01 principal amount of the Company’s new 6.5% Convertible Senior Notes due 2027 (“New Convertible Notes”) and
•	$22.19 in cash for accrued interest from May 16, 2007, the last interest payment date up to, but not including the settlement date of the Exchange Offer.

The press release announcing the Exchange Offer consideration is filed as Exhibit 99.1 attached hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are filed pursuant to Item 8.01:

Exhibit Number	Description

99.1	Press Release dated as of September 25, 2007. *

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.
Registrant

Dated: September 25, 2007

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated as of September 25, 2007. *

* filed herewith